Exhibit 99.A

News For Immediate Release
El Paso Corporation CEO to Present at Banc of America Conference
HOUSTON, TEXAS, September 19, 2005—Doug Foshee, president and chief executive officer of El Paso Corporation (NYSE:EP), will present tomorrow, September 20, at the Banc of America Conference in San Francisco at 10:30 a.m. Pacific Daylight Time. In the presentation, Foshee will provide an update on the company’s progress. An audio webcast and presentation slides will be available on the Investors page of El Paso’s Web site at www.elpaso.com approximately one hour before the presentation.
El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.
Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax:    (713) 420-4417
Media Relations
Chris Jones, Manager
Office: (713) 420-4136
Fax:    (713) 420-4417